EXHIBIT 99.5

NON-COMPETITION AND CONSULTING AGREEMENT

This Non-Competition and Consulting Agreement (this “Agreement”) is made and entered into as of this 16th day of July, 2002, between Alcoa Inc., a Pennsylvania corporation (the “Buyer”), and each of Jeffrey Steiner and Eric Steiner (Jeffrey Steiner and Eric Steiner collectively, the “Consultants”).

WHEREAS, concurrently with the execution of this Agreement, The Fairchild Corporation, a Delaware corporation (the “Parent”), is selling to the Buyer, and the Buyer is purchasing, pursuant to the Acquisition Agreement, dated as of July 16th, 2002 (the “Acquisition Agreement”), among the Buyer, the Parent, Fairchild Holding Corp., Delaware corporation and an indirect, wholly owned subsidiary of the Parent (“Fairchild Holding”), and Sheepdog, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Parent (“SDI” and, together with the Parent and Fairchild Holding, collectively, the “Sellers”), the Fastener Business Assets (other than the Fastener Business Assets owned or held by the Transferred Fastener Subsidiaries, the capital stock and membership interests, as the case may be, of which are being transferred directly or indirectly by the Sellers to the Buyer) and the stock of the Transferred Fastener Subsidiaries to the Buyer in exchange for (A) the assumption by the Buyer of the Assumed Fastener Business Liabilities and (B) the payment to the Sellers of (x) the Cash Consideration and (y) the payments under the Earn-Out;

WHEREAS, the Buyer desires to benefit from the Consultants’ knowledge of the business of manufacturing, distributing, selling, importing and exporting (i) fasteners and fastening systems, including, without limitation, automatic fastening systems, blind bolts, special bolts, fluid fittings, inserts, installation tooling, latches, clamps, nuts, panel fasteners, pins, collars, rivets, screws, specials and studs, (ii) fastener components, and (iii) latching devices, in each case for use in the construction and maintenance of military and commercial aircraft, as well as in applications for other industries, including, without limitation, the automotive industry, the electronics industry, the installation–tooling industry and other non–aerospace industries (the “Fastener Business”) by having the Consultants act as consultants to the Buyer in accordance with the provisions hereof;

WHEREAS, the Consultants desire to act as consultants to the Buyer and are, in consideration of the benefits to them of this Agreement, willing to restrict their ability to compete with the Buyer in the Fastener Business;

WHEREAS, the Consultants are shareholders of the Parent, directly or indirectly; and

WHEREAS, the industry in which the Buyer competes is intensely competitive, and the Sellers and the Buyer have conducted and intend to continue to conduct business on a worldwide basis.

NOW, THEREFORE, in order to effect the foregoing, the Buyer and the Consultants desire to enter into a non-competition and consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.    Consulting Period and Services to be Provided. The Buyer hereby agrees to engage each of the Consultants, and each of the Consultants hereby agrees to perform services for the Buyer, on the terms and conditions set forth herein.

Section 2.    Consulting Period. The term of this Agreement (the “Term”) shall commence on the Closing Date (as defined in the Acquisition Agreement) (the “Effective Date”) and shall, subject to Section 8 hereof, continue thereafter until the fourth anniversary thereof; provided, however, that in the event the Closing Date does not occur, this Agreement shall become null and void and shall be of no force or effect.

Section 3.    Consulting Duties. Beginning on the Effective Date and until the expiration of the Term (the “Consulting Period”), and consistent with Section 18(a) hereof, each of the Consultants shall perform such consulting services as the Buyer may require from time to time during the Term, which shall consist of all services reasonably related to the operation of the Fastener Business, including, without limitation, strategic planning, assistance in connection with government approvals, customer relations and assisting in the integration of the Fastener Business Assets, into the business of the Buyer; provided, however, that neither Consultant shall be required to provide consulting services (a) in excess of twenty (20) hours per month during the six (6) month period immediately following the Effective Date; or (b) in excess of ten (10) hours per month during the remainder of the Consulting Period, in each case, without the consent of such Consultant. Notwithstanding the immediately preceding sentence, neither Consultant shall be required to provide consulting services in excess of 150 hours during the period commencing on the Effective Date and ending on the first anniversary of the Effective Date (the “Initial Transition Period”). Each Consultant covenants and agrees to act in accordance with applicable law in connection with the performance of his duties hereunder.

Section 4.    Place of Performance. Each of the Consultants shall perform his duties at such locations, including the Consultant’s place of residence, as are reasonably acceptable to the applicable Consultant and the Buyer; provided, however, that if on any occasion the Buyer requires either Consultant to perform his duties at a location other than his normal place of business, the Buyer shall be required to provide such Consultant with reasonable notice of such requirement; and provided, further, that such required business travel shall be infrequent.

Section 5.    Non-Competition. The Consultants covenant and agree that during the period commencing on the Closing Date and ending on the fourth anniversary thereof (such period being referred to herein as the “Covenant Period”), neither Consultant nor any person or entity controlled, directly or indirectly, by either Consultant shall, anywhere in the world: (A) directly or indirectly engage in the Fastener Business or (B) directly or indirectly invest in, manage, consult with, operate, participate in or control as an employee, partner, stockholder, consultant or otherwise, any Person that engages in a fastener business similar to the Fastener Business conducted by the Sellers. Without limiting the foregoing, during the Covenant Period, neither Consultant nor any person or entity controlled, directly or indirectly, by either Consultant shall: (i) directly or indirectly serve as an employee or consultant to the Buyer’s or any of its then subsidiaries’ competitors, in each case, in the a fastener business similar to the Fastener Business conducted by the Sellers, or (ii) engage or participate in any effort or act to induce any of the customers, suppliers, associates, employees or independent contractors of the Fastener Business, the Buyer or any of the Buyer’s subsidiaries to take any action or to refrain from taking any action or inaction that the Consultant knew or should have known would be materially disadvantageous to the Fastener Business, the Buyer or any of the Buyer’s subsidiaries that engage in a fastener business similar to the Fastener Business, including, without limitation, the solicitation of any of such parties to cease doing business with the Fastener Business, the Buyer or any of the Buyer’s subsidiaries that engage in a fastener business similar to the Fastener Business.

For purposes of this Agreement, control of an entity shall be deemed to include (but shall not be limited to) ownership in excess of five percent (5%) of the aggregate capital stock or other ownership or equity interest of such entity. Notwithstanding the foregoing, nothing in this Section 5 shall preclude either

Consultant or any person or entity controlled, directly or indirectly, by either Consultant from owning five percent (5%) or less of the outstanding capital stock of any corporation the securities of which are listed on any national securities exchange or quoted on the Nasdaq stock market.

Each Consultant’s obligations under this Section 5 shall survive the termination of this Agreement or the Consulting Period for any reason except the death of the Consultant and, notwithstanding any such termination of this Agreement or the Consulting Period, shall continue until the fourth anniversary of the Effective Date.

Section 6.    Compensation.

(a)   Fee. During the Consulting Period, the Buyer shall pay to the Consultants, jointly and not severally, as compensation for the Consultants’ services and duties hereunder, an annual fee (the “Fee”), which Fee shall be deposited to a bank account designated by the Consultants for such purposes and shall be paid in accordance with the following schedule:

(i)  Initial Transition Period. During the Initial Transition Period, the Fee shall be paid as follows:

 (1)  On the Effective Date, $800,000;

 (2)  90 days following the Effective Date, $700,000;

 (3)  180 days following the Effective Date, $400,000;

 (4)  270 days following the Effective Date, $300,000; and

 (5)  first anniversary of the Effective Date, $300,000.

(ii)  Remaining Period. During the remainder of the Consulting Period, the Fee shall be paid quarterly in arrears and shall be $1.25 million, $750,000 and $500,000, with respect to each of the second, third and fourth years of the Consulting Period, respectively.

(b)  Business Expenses. The Buyer shall reimburse the Consultants for all reasonable business expenses incurred by them in connection with their performance of consulting services hereunder, including first class hotel accommodations and first class air travel (including both domestic and international), upon submission by the Consultants of receipts and other documentation in accordance with the Buyer’s normal reimbursement procedures.

Section 7.    Confidential Information. The Consultants acknowledge that information pertaining to the Fastener Business (the “Confidential Information”) constitutes a valuable and confidential asset of the Buyer, and the Consultants acknowledge that the unauthorized use or disclosure of such information would be detrimental to the Buyer. Commencing on the Effective Date and ending on the later of (a) the seventh anniversary thereof and (b) the third anniversary of the termination of the Consulting Period (the later of (a) and (b), the “Confidentiality Termination Date”), neither Consultant shall, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties contemplated herein, or as expressly permitted herein, or as required by a court of competent jurisdiction or other administrative or legislative body; provided, however, that prior to either Consultant’s disclosure of any of the Confidential Information as required by a court or other administrative or legislative body, he shall promptly notify the Buyer so that the Buyer may seek a protective order or other appropriate remedy. Each Consultant agrees to return all of the Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Buyer at any time upon request by the Buyer and upon the termination of his service for any reason; provided, however, that nothing contained in this Section 7 shall prevent the Consultant from disclosing any of the Confidential Information to his attorney(s) and, with respect to this Agreement, his financial advisor(s), to the extent reasonably necessary to enable such attorney(s) and financial advisor(s) to advise the Consultant with respect to legal and financial matters, as applicable, so long as such attorney(s) and/or financial advisor(s) agree to be bound by the confidentiality provisions contained herein. This Section 7 shall survive the termination or expiration of this Agreement or the Consulting Period and continue until the Confidentiality Termination Date.

Section 8.    Termination of Consultancy.

(a) Unless earlier terminated in accordance with this Section 8, this Agreement shall terminate, with no additional action required by any party, at the end of the Consulting Period.

(b) In the event that (i) either Consultant dies or becomes totally and permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or (ii) there has been a material breach by either Consultant of the terms of Sections 3, 5 or 7 hereof or any applicable provision of the Acquisition Agreement (a “Consultant Breach”), then, in either case, the Buyer may, upon 30 days’ prior written notice to the applicable Consultant (the “Buyer Notice”), terminate this Agreement. In the event of such a termination, all rights of such Consultant under Sections 6(a) and 6(b) hereof shall immediately terminate and the Buyer shall thereafter have no obligation to pay the Fee or provide any additional amounts or benefits to such Consultant hereunder; provided, however, that the Buyer shall be obligated to pay to the remaining Consultant, if any, such portion of the Fee as may be mutually agreed by the Buyer and such remaining Consultant. No Consultant Breach shall exist unless and until the Buyer has delivered to the applicable Consultant the Buyer Notice and the Consultant has been provided with an opportunity to cure the Consultant Breach within 30 days after delivery of the Buyer Notice, and has not so cured such Consultant Breach.

(c) In the event that the Buyer has failed to comply in any material respect with the provisions of Sections 6(a) or 6(b) hereof (a “Buyer Breach”), either Consultant may, upon 30 days’ prior written notice (the “Consultant Notice”) to the Buyer, terminate his Consulting Period hereunder. In the event of such a termination, the Buyer shall continue to pay the Fee in accordance with the provisions of Section 6(a) hereof. No Buyer Breach shall exist unless and until either Consultant has delivered to the Buyer the Consultant Notice and the Buyer has been provided with an opportunity to cure the Buyer Breach within 30 days after delivery of the Consultant Notice, and has not so cured such Buyer Breach. In the event the Consultant terminates his Consulting Period pursuant to this Section 8(c), his obligations under Section 3 hereunder shall cease as of the date of such termination, but his obligations under Section 5 shall continue until the fourth anniversary of the Effective Date and his obligations under Section 7 shall continue until the Confidentiality Termination Date.

(d) Except as otherwise provided in this Section 8 and in Sections 5 and 7 hereof, upon the termination either Consultant’s service hereunder, the parties hereto shall have no further obligations to one another.

Section 9.    Other Matters.

(a) In the event that any regulatory, administrative, or judicial proceedings are commenced regarding this Agreement, the parties hereto agree to give each other notice thereof and to cooperate fully in any such proceedings.

(b) The Consultants acknowledge and agree that this Agreement is reasonable and valid in geographical and temporal scope and in all other respects.

(c) Each Consultant agrees to indemnify and hold the Buyer and the Fastener Business harmless, to the fullest extent permitted by applicable law, from reasonable counsel fees and disbursements and all other expenses (“Expenses”) incurred in connection with any threatened or actual claim, action, suit or proceeding, whether civil, criminal, administrative or an investigative claim (each, a “Claim”) in which the Buyer or the Fastener Business may be involved, as a party or otherwise, by reason of the Consultant’s engagement under this Agreement and any amounts of judgments, fines or penalties against, and amounts paid in settlement (“Liabilities”) by, the Buyer or the Fastener Business, as applicable, as a result of any such Claim in the event that such Consultant is, in connection with such Claim, determined by a court of competent jurisdiction to have committed an act of fraud, dishonesty or other malfeasance or a crime involving money or other property of the Buyer or such Consultant is convicted of a felony or a plea of guilty or nolo contendere to an indictment for a felony, but only to the extent such Expenses and Liabilities arise from such fraud, dishonesty or other malfeasance, such crime involving money or other property of the Buyer or the acts relating to such conviction or plea.

(d) Each Consultant shall, to the fullest extent permitted by applicable law, be indemnified by the Buyer as hereinafter provided against any Expenses incurred in connection with any Claim and any Liabilities paid or incurred by such Consultant in connection with or resulting from any Claim in which such

Consultant may be involved, as a party or otherwise, by reason of such Consultant’s performance of duties under this Agreement; provided, however, that the Buyer shall not be required to indemnify such Consultant for his Expenses in connection with a Claim (i) to the extent that the Consultant is not wholly successful, on the merits or otherwise, with respect to such Claim or (ii) in the event that such Consultant is, in connection with such Claim, determined by a court of competent jurisdiction to have committed an act of fraud, dishonesty or other malfeasance or a crime involving money or other property of the Buyer or such Consultant is convicted of a felony or a plea of guilty or nolo contendere to an indictment for a felony. In addition, if the Consultant has been partially (but not wholly) successful with respect to a Claim, he shall be proportionately reimbursed by the Buyer for his reasonable Expenses and Liabilities. In addition, in the event there is any settlement as a result of a Claim in which such Consultant may be involved, the reimbursement of such Consultant shall be subject to the procedures set forth in Article V, Section 4 (or the successor to such section) of the bylaws of the Buyer (the “Bylaws”), except that the Referee provided for therein shall be selected by the CPR, in its sole discretion. The Buyer shall advance any Expense prior to the final disposition thereof upon receipt of an undertaking by the Consultant to repay such amount if it is ultimately determined that the Consultant is not to be indemnified under this Section 9(d).

Section 10.    Intellectual Property.

(a) Each Consultant agrees that all inventions, improvements, discoveries, computer software, patents, trade concepts, copyrightable materials made, conceived or developed by such Consultant during the Consulting Period, in respect of the business of the Fastener Business, either singly or in collaboration with others, and all results and proceeds of the Consultant’s services hereunder (such property collectively referred to herein as “Works”) shall be within the scope of such Consultant’s services hereunder as “works-made-for-hire,” and the Buyer shall be the author thereof and all such Works shall be the sole and exclusive property of the Buyer. If, and to the extent that, any such Works are ultimately determined by a court of competent jurisdiction not to be “works-made-for-hire,” such Works shall be and hereby are assigned exclusively and irrevocably to the Buyer by the Consultant. The foregoing assignment is universal and includes the full term of copyright and of any renewals, extensions or reversions of copyright now or hereafter provided or, where no copyright law is applicable, and with respect to patents, trademarks and tradenames, in perpetuity. The Buyer shall have the sole and exclusive right throughout the universe, to be exercised in its sole discretion, to sell, use, license and otherwise exploit all such Works in any manner, method or medium, whether now known or hereafter devised. All rights granted or agreed to be granted by either Consultant to the Buyer hereunder in connection with all such

Works shall vest in the Buyer immediately and shall remain vested in the Buyer whether this Agreement or either Consultant’s services are terminated for any reason whatsoever.

(b) Each Consultant appoints the Buyer as such Consultant’s irrevocable attorney-in-fact: (a) to execute any documents which may be necessary or proper to obtain or to renew any such patent or copyright obtained; (b) to enforce and protest all rights in the Works under the law and under all patents, copyrights and renewals of copyrights; (c) to prevent infringements; (d) to litigate and collect all damages arising from any infringement; and (e) to join such Consultant as a party plaintiff or defendant in any such suit for infringement. Each Consultant agrees to deliver to the Buyer any further instruments that may be necessary to protect the rights assigned to the Buyer, both during and after the term of his service hereunder.

( c) Each Consultant will promptly and fully disclose any of the Works to the Buyer and will not disclose any of the Works to others, and will not offer any of such Works for sale, without the express prior written approval of an officer of the Buyer. The Buyer may claim authorship of any of the Works as works made for hire.

(d) Each Consultant may apply to the Buyer for a release to such Consultant or to such Consultant’s nominee for the right to obtain a specific patent or copyright relating to any of the Works. Such application must be presented to the Buyer in writing in advance of beginning work on any project relating to any of the Works and must be accompanied by full written disclosure to the Buyer of the Consultant’s plan to produce any such project. The determination of whether to grant a release is solely within the discretion of the Buyer, and the Buyer shall be under no obligation by virtue of any provision of this Agreement to grant such a release.

Section 11.    Remedies. The Consultants hereby acknowledge that the Fastener Business is highly competitive. The Consultants further acknowledge that this Agreement is being entered into in connection with the Acquisition Agreement, that their service to the Buyer will be of a special and unique character, and that they will continue to be identified personally with the Fastener Business. The Consultants also acknowledge that their service hereunder will require that they have access to some of the Fastener Business’ most highly confidential business information, trade secrets and proprietary information. The parties therefore acknowledge that the restrictions contained in Sections 5 and 7 hereof are a reasonable and necessary protection of the immediate interests of the Buyer, and any violation of these restrictions would cause irreparable injury to the Buyer and that the Buyer would not have entered into this Agreement without receiving the additional consideration offered by the Consultants in binding themselves to any of these restrictions. The parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required. In no event shall the Buyer be entitled to money damages from a Consultant for a breach of any provision of this Agreement by the other Consultant.

Section 12.    Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of each of Buyer and each Consultant whose service with the Buyer has not, as of the date of such action, been terminated pursuant to Section 8(b) or 8(c) hereof, at any time with respect to any of the terms contained herein.

Section 13.    Independent Contractor.

(a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer and employee. By virtue of the relationship described herein the Consultants’ relationship to the Buyer during the term of this Agreement shall only be that of independent contractors and the Consultants shall perform all services pursuant to this Agreement as independent contractors. The Consultants shall not provide any services under the Buyer’s business name and shall not present themselves as employees of the Buyer.

(b) Subject only to such specific limitations as are contained in this Agreement, the manner, means, details or methods by which the Consultants perform their obligations under this Agreement shall be solely within the discretion of the Consultants. The Buyer shall not have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods utilized by the Consultants to perform their obligations under this Agreement and nothing in this Agreement shall be construed to grant the Buyer any such authority.

Section 14.    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 14.

Section 15.    No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any person (other than the parties to this Agreement) any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

Section 16.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested), postage prepaid, telecopied (and which is confirmed) or sent by reputable courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to Jeffrey Steiner:
Jeffrey Steiner
110 East 59th Street
New York, New York 10022
Telecopy: (212) 888-5674

with a copy to:
Faust, Rabbach & Oppenheim L.L.P
488 Madison Avenue
New York, New York 10022
Telecopy: (212) 371-8410
Attention: Steven Oppenheim, Esq.

If to Eric Steiner:
Eric Steiner
45025 Aviation Drive
Suite 400
Dulles, Virginia 20116
Telecopy: (703) 318-3031

with a copy to:
Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010
Telecopy: (713) 651-5246
Attention: Michael Conlon, Esq.

If to the Buyer:
Alcoa Inc.
390 Park Avenue, 10th Floor
New York, New York 10022
Telecopy: (212) 836-2818
Attention: General Counsel

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Telecopy: (212) 735-2000
Attention: J. Michael Schell, Esq.
                 Margaret L. Wolff, Esq.

Section 17.    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

Section 18.    Acknowledgments. Notwithstanding anything to the contrary contained herein, the Buyer expressly agrees and acknowledges that:

(a) each Consultant may continue to be employed on a full-time basis by, and may continue to serve as an officer and/or director of, the Sellers;

(b) the Sellers or the Consultants are continuing to engage in the aircraft parts business, provided that such business does not constitute the Fastener Business;

(c) the use by each Consultant of information which does not constitute Confidential Information shall not constitute a violation of Section 7 hereof; and

(d) any inventions, improvements, discoveries, computer software, patents, trade concepts, copyrightable materials made, conceived or developed by each applicable Consultant during the Consulting Period, which do not relate to the business of the Fastener Business shall not constitute Works within the meaning ascribed to such term in Section 10 hereof.

Section 19.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under the applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

Section 20.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 21.    Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Capitalized terms used and not defined herein have the respective meanings assigned to them in the Acquisition Agreement.

Section 22.    Entire Agreement. This Agreement, the Acquisition Agreement and the Voting Agreement, dated as of July 16, 2002, between the Buyer, and the Consultants, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

Section 23.    Severability. The restrictions against competition and disclosure of information set forth in Sections 5 and 7 hereof are considered by the parties hereto to be reasonable for the purposes of protecting the Buyer’s interests in the Fastener Business. If for any reason any term or provision of this Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted (but only with respect to such jurisdiction) to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable in such jurisdiction.

IN WITNESS WHEREOF, the Buyer and the Consultants have caused this Agreement to be duly executed as of the day and year first above written.

ALCOA INC.

By:	/s/ BARBARA JEREMIAH
Name: Barbara Jeremiah
Title: Executive Vice President

JEFFREY J. STEINER

/s/ JEFFREY STEINER

ERIC STEINER

/s/ ERIC STEINER

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